UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2019

ADURO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 23, 2019, James Welch, the interim chief financial officer of Aduro Biotech, Inc. (the “Company”), notified the Company of his intent to resign effective as of the later of the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2019 or the appointment of Mr. Welch’s successor (the “Termination Date”). It is expected that Mr. Welch will continue to serve as the interim chief financial officer through the Termination Date to assist with the transition of his responsibilities. The Company is continuing its ongoing search for a chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.

Dated: September 27, 2019	By:	/s/ Celeste Ferber
Name: Celeste Ferber
Title: SVP, General Counsel and Secretary